Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-176296, filed on August 12, 2011) of Extra Space Storage Inc.;

Registration Statement (Form S-3 No. 333-176277, filed on August 12, 2011) of Extra Space Storage Inc.;

Registration Statement (Form S-3 No. 333-176276, filed on August 12, 2011) of Extra Space Storage Inc.;

Registration Statement (Form S-8 No. 333-157559, filed on February 27, 2009) pertaining to the Extra Space Management, Inc. 401(k) Plan; and

Registration Statement (Form S-8 No. 333-126742, filed on July 20, 2005) pertaining to the Extra Space Storage Inc. 2004 Non-Employee Directors’ Share Plan and the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan,

of our report dated April 2, 2012, with respect to the financial statements of ESS PRISA III LLC for the years ended December 31, 2011, 2010, and 2009, which report appears in this Form 8-K/A of Extra Space Storage Inc.

/s/ Ernst & Young LLP

Salt Lake City, Utah
September 14, 2012